Exhibit 10.17

January 3, 2021

By email (Shimon@Tomorrow.io):

Shimon Elkabetz

Chief Executive Officer

The Tomorrow Companies Inc.

Shimon,

This will serve to amend that certain letter dated January 18, 2017 between you, on the one hand, and Eyal Shavit as director, and on behalf, of The Tomorrow Companies Inc. (f/k/a Climacell Inc.) (the “Company” or “Tomorrow.io”), on the other hand, memorializing your full-time employment with the Company. Specifically, effective as of January 1, 2022, you will be employed in parallel by Tomorrow.io and its Israeli subsidiary Tomorrow.io Ltd. Your compensation, as adjusted from time to time by the board of directors of Tomorrow.io (or any publicly-traded parent company), shall be apportioned between such entities.

Please sign below to acknowledge such arrangements.

Thank you,

/s/ Philippe Schwartz
Philippe Schwartz
On behalf of the Board of Directors
The Tomorrow Companies Inc.

Acknowledged and agreed:

/s/ Shimon Elkabetz
Shimon Elkabetz

Take Control of Tomorrow, Today